UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

CENTENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33395	42-1406317
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7711 Carondelet Avenue, Suite 800 St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

At our 2005 Annual Meeting, which is scheduled for April 26, 2005, our stockholders will be asked to approve an amendment to our 2003 Stock Incentive Plan to increase the number of shares of common stock authorized for grant from 3,750,000 to 6,750,000. On April 13, 2005, our board of directors approved amendments to the plan to the effect set forth below. These amendments will become effective upon, and subject to, the approval by our stockholders at the 2005 Annual Meeting of the amendment to increase the number of shares authorized for grant under the plan.

•	The maximum number of shares of common stock subject to awards granted in any calendar year, excluding any shares granted to new employees in connection with an acquisition, may not exceed 2% of the total number of outstanding shares as of January 1 of such calendar year.

•	No more than 1,500,000 shares of restricted stock, or shares underlying restricted stock units, in the aggregate may be granted under the plan following the 2005 Annual Meeting.

•	No award granted to any employee under the plan may vest in increments of greater than one-third of the total award in any year following the grant date.

•	Awards granted under the plan may not be repriced.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	April 13, 2005	By:	/s/ Karey L. Witty
Karey L. Witty
Senior Vice President, Chief Financial Officer, Secretary and Treasurer